UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Suite 700, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 961-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01: Change in Control of Registrant

On October 31, 2014, Compuware Corporation (“Compuware”) completed its previously announced distribution of an aggregate of 31,384,920 shares of common stock of Covisint Corporation (“Covisint”), as a pro rata dividend on shares of Compuware common stock, and on shares of Compuware common stock deliverable under restricted stock units relating to Compuware common stock (“RSUs”), outstanding at the close of business on the record date of October 20, 2014. Based on the number of Compuware shares outstanding and shares deliverable under RSUs as of the record date, holders of Compuware common stock received 0.14025466 shares of Covisint common stock in the distribution with respect to each outstanding share of Compuware common stock they owned at the close of business on the record date, and holders of RSUs received 0.14025466 shares of Covisint common stock in the distribution with respect to each share of Compuware common stock deliverable under the RSUs they held at the close of business on the record date. Effective upon the distribution, Compuware is no longer a shareholder of Covisint.

Item 8.01. Other Events
On November 3, 2014, Covisint issued a press release announcing the appointment of Samuel M. Inman, III as Chairman of the Company’s Board of Directors and the appointment of Philip F. Lay as Lead Director of the Company’s Board of Directors. Mr. Paul remains a director of the Company.
The press release announcing the completion of the distribution and these changes to the Company’s Board is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

99.1     Press Release, dated November 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	November 5, 2014	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary